CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 59 to the Registration Statement on Form N-4 (No. 2-76581) (the “Registration Statement”) of our report dated April 8, 2021 relating to the statutory financial statements of The Prudential Insurance Company of America and consent to the use in the Registration Statement of our report dated April 16, 2021 relating to the financial statements of the subaccount of The Prudential Variable Contract Account-11 indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 16, 2021